Exhibit 10.4

EXECUTION VERSION
TERMINATION AGREEMENT
This TERMINATION AGREEMENT (this “Agreement”) is entered into as of December 3, 2010 by and between Ulticom, Inc., a New Jersey corporation (“Ulticom”), and Comverse Technology, Inc., a New York corporation (“Comverse”).
WHEREAS, Ulticom and Comverse are parties to that certain (i) Federal Income Tax Sharing Agreement, dated as of December 21, 1999 (the “Tax Sharing Agreement”); (ii) Registration Rights Agreement, dated as of January 1, 2000 (the “Registration Rights Agreement”); and (iii) Business Opportunities Agreement, dated as of January 1, 1999 (the “Business Opportunities Agreement”, and together with the Tax Sharing Agreement and the Registration Rights Agreement, the “Subject Agreements”);
WHEREAS, Ulticom has agreed to be acquired by Utah Intermediate Holding Corporation (“Parent”), an affiliate of Platinum Equity Capital Partners II, L.P., pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 12, 2010 (the “Merger Agreement”), by and among Ulticom, Parent and Utah Merger Corporation (“Merger Sub”); and
WHEREAS, pursuant to Section 5.3(a) of the Merger Agreement, the parties hereto desire to terminate each of the Subject Agreements effective as of the Effective Time (as defined in the Merger Agreement), with no further action necessary by the parties hereto or any other person or entity;
NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Termination of the Subject Agreements. Notwithstanding anything to the contrary in any of the Subject Agreements, at the Effective Time, each of the Subject Agreements shall be terminated and shall be of no further force or effect.
2. Obligations with respect to the Subject Agreements. Each of the parties hereto hereby acknowledges that, as of the date hereof, each party has satisfied all of its obligations under and with respect to each of the Subject Agreements.
3. Mutual Release. Ulticom on the one hand and Comverse on the other hand, each on behalf of itself and its successors and assigns (each, a “Releasing Party”), does hereby absolutely, unconditionally and irrevocably release, acquit and discharge the other party hereto, Parent, Merger Sub and their respective successors and assigns, and their respective directors, officers, stockholders, partners, members, employees, affiliates, agents, attorneys and representatives, and their respective successors and assigns, each in its capacity as such (collectively, the “Released Parties”), with respect to and from all Claims (as defined below) that the Releasing Party had or may have or claim to have in the future against each or any of the Released Parties by reason of any matter, cause or thing whatsoever relating in any manner whatsoever to any of the Subject Agreements or the performance by any of the parties hereto of its obligations thereunder and acknowledges and agrees that in the event any Claim is raised, or any Claim is threatened against the Released Parties by a Releasing Party, any of its subsidiaries or their equity owners, partners or affiliates with respect to any cause, matter or thing which is the subject of the above, regardless of when any such Claim is raised, this Agreement may be raised as a complete bar to any such Claim, and the applicable Released Party may recover from the applicable Releasing Parties all costs incurred in connection with such Claim, including attorneys’ fees. As used herein, “Claims” means any and all charges, claims, demands, liabilities, obligations, promises, agreements, controversies, challenges, complaints, damages, remedies, suits, rights, costs, losses, debts, and expenses (including attorneys’ fees and costs) of any kind whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law, in each case arising from or relating to any acts, omissions or other conduct by any party that occurred at or prior to the Effective Time.

4. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
5. Amendments. No amendment, change, modification or termination of this Agreement or any part hereof shall be effective or binding unless made in writing and signed by each party hereto.
6. Severability. Should any provision of this Agreement be declared or be determined to be illegal, invalid or otherwise unenforceable, the validity of the remaining parts, terms and provisions hereof will not be affected thereby but such will remain valid and enforceable, and said illegal or invalid parts, terms or provisions shall be deemed not to be a part of this Agreement.
5. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
6. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all of which when taken together shall constitute one and the same instrument as if the parties hereto had executed the same instrument.
7. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes, terminates and replaces any and all other previous agreements and understandings of the parties hereto with respect to the subject matter hereof, both oral and written.
8. Governing Law. This Agreement and the rights and obligations hereunder shall be governed in all respects by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.
9.    Third-Party Beneficiary.  Each of the Released Parties, other than the parties hereto, shall be deemed a third-party beneficiary of each of the terms of this Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first written above.

ULTICOM, INC.
By:	/s/ Shawn Osborne
	Name:	Shawn Osborne
	Title:	President & CEO

COMVERSE TECHNOLOGY, INC.
By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	SVP & General Counsel
[Signature Page to Termination Agreement]